UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  August 6, 2010 (August 3, 2010)

Lazard Group LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-126751	51-0278097
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

212-632-6000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Underwriting Agreement

Pursuant to a Prospectus Supplement dated August 3, 2010, to the Prospectus dated March 16, 2010 (together, the “Prospectus”), certain selling shareholders (the “Selling Shareholders”) of Lazard Ltd (“Lazard”) identified in the Prospectus offered 7,397,837 shares of Class A common stock, par value $0.01 per share, of Lazard (the “Common Stock”).  The Prospectus was filed as part of Lazard’s Registration Statement on Form S-3 (Registration No. 333-165511) filed with the Securities and Exchange Commission on March 16, 2010.

The sale of the Common Stock was underwritten by Goldman, Sachs & Co. (“Goldman Sachs”), pursuant to (i) an Underwriting Agreement, dated as of August 3, 2010 (the “Underwriting Agreement”), among Lazard, Lazard Group LLC (the “Company”), the Selling Shareholders and Goldman Sachs and (ii) a Pricing Agreement, dated as of August 3, 2010 (the “Pricing Agreement”), among Lazard, the Selling Shareholders and Goldman Sachs.  Goldman Sachs agreed to purchase the 7,397,837 shares of Common Stock in the offering from the Selling Shareholders at a price of $30.32 per share of Common Stock.  The offering was approved by resolution of the Board of Directors of Lazard on April 26, 2010.

In addition, pursuant to the Underwriting Agreement, the Company agreed to purchase 2,500,000 shares of Common Stock from the Selling Shareholders through Goldman Sachs, as agent, at a price of $30.32 per share of Common Stock, conditioned upon the closing of the offering.

The preceding is a summary of the terms of the Underwriting Agreement, and is qualified in its entirety by reference to the Underwriting Agreement attached as Exhibit 1.1, which is incorporated herein by reference as though it was fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number     Description of Exhibit
1.1        Underwriting Agreement, dated as of August 3, 2010, among Lazard Ltd, Lazard Group LLC, the Selling Shareholders listed thereto and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD GROUP LLC (Registrant)

By:	/s/ Michael J. Castellano
Name: Michael J. Castellano
Title: Chief Financial Officer

Dated:  August 6, 2010

EXHIBIT INDEX

Exhibit Number             Description of Exhibit
1.1        Underwriting Agreement, dated as of August 3, 2010, among Lazard Ltd, the Selling Shareholders listed thereto and Goldman, Sachs & Co.